[Certain portions of Exhibit 10.3 have been omitted based upon a request for confidential treatment. The non-public information has been filed with the Securities and Exchange Commission.]

Exhibit 10.3

SECOND AMENDMENT TO FINANCING AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) dated as of November 23, 2004 by and among EAGLE FAMILY FOODS HOLDINGS, INC., a Delaware corporation (the “Parent”), EAGLE FAMILY FOODS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party hereto (each a “Lender” and collectively, the “Lenders”), FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership (“Fortress”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and CONGRESS FINANCIAL CORPORATION (CENTRAL) (“Congress”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents are parties to a Financing Agreement, dated as of March 23, 2004 (as amended, modified or supplemented from time to time, the “Financing Agreement”), pursuant to which the Lenders have extended credit to the Borrower consisting of a (a) Revolving A Credit Commitment in an aggregate principal amount not to exceed $27,000,000 outstanding at any time, and (b) Revolving B Credit Commitment in an aggregate principal amount not to exceed $53,000,000 outstanding at any time;

WHEREAS, Dairy Farmers of America Inc. (“DFA”) has agreed to (a) make an investment in the Parent consisting of (i) a $10,000,000 cash equity investment in exchange for shares of the Parent’s common stock, and (ii) a $6,000,000 cash equity investment in the Parent in exchange for shares of the Parent’s series I non-voting preferred stock, and (b) sell to the Borrower a certain dairy processing plant located in El Paso, Texas (the “El Paso Plant”);

WHEREAS, DFA and the Parent have agreed to enter into a milk supply contract pursuant to which DFA shall supply milk to the Parent at a fixed annual premium of [*Confidential Treatment Requested*] for a term of at least five years (the “Milk Supply Contract”);

WHEREAS, the Borrower has requested that the Financing Agreement be amended to, among other things, (i) temporarily increase the Revolving B Credit Commitment to $63,000,000 beginning on January 1, 2005 until and including December 31, 2005, (ii) expressly permit the Borrower to close each of the Facilities located in Wellsboro, Pennsylvania and Starkville, Mississippi if and when such action is approved by the Board of Directors of the Borrower, (iii) modify the definition of the term “Consolidated Net Income” to add back certain cash and non-cash charges related to the closure of the Facilities described in clause (ii), and (iv) amend the financial covenants to account for the closure of the Facilities, described in clause (ii) and the inclusion of the El Paso Plant in the Borrower’s business; and

WHEREAS, the Agents and the Lenders are willing to so amend the Financing Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have their respective meanings set forth in the Financing Agreement.

2. Definitions in the Financing Agreement. Section 1.01 of the Financing Agreement is hereby amended as follows:

(a) Consolidated Net Income. Clause (b) of the definition of the term “Consolidated Net Income” is hereby amended in its entirety to read as follows:

“(b) (i) non-cash restructuring charges, and (ii) cash and non-cash charges and costs incurred during such period that are associated with the closure of the Facilities located in Wellsboro, Pennsylvania and Starkville, Mississippi, provided that (A) the aggregate amount of such cash charges and costs described in this clause (b)(ii), including severance costs, that are incurred or paid after the Second Amendment Effective Date does not exceed $2,500,000 and (B) the aggregate amount of such non-cash charges and costs described in this clause (b)(ii) that are incurred or paid after the Second Amendment Effective Date does not exceed $3,000,000,”

(b) Milk Supply Agreement. The definition of the term “Milk Supply Agreement is hereby amended in its entirety to read as follows:

“‘Milk Supply Agreement’ means the Milk Supply Agreement, dated as of November 23, 2004, by and between the Borrower and Dairy Farmers of America Inc, a Kansas cooperative marketing association, as amended, restated or otherwise modified from time to time.”

(c) The definition of the term “Second Amendment” is hereby inserted, in appropriate alphabetical order, to read as follows:

“‘Second Amendment’ means the Second Amendment to the Financing Agreement dated as of November 23, 2004, among the Borrowers, the Guarantors, the Lenders, and the Agents.”

(d) The definition of the term “Second Amendment Effective Date” is hereby inserted, in appropriate alphabetical order, to read as follows:

“‘Second Amendment Effective Date’ means the date on which all of the conditions precedent to the effectiveness of the Second Amendment have been fulfilled or waived.”

3. Financial Covenants; Capital Expenditures. (a) Section 7.03 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Senior Leverage Ratio. Permit the ratio of all Obligations to Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be greater than the applicable ratio set forth below:

Fiscal Month End	Senior Leverage Ratio
October 2004	4.08:1.00
November 2004	2.58:1.00
December 2004	1.93:1.00
January 2005	2.30:1.00
February 2005	2.67:1.00
March 2005	3.13:1.00
April 2005	3.31:1.00
May 2005	3.74:1.00
June 2005	4.10:1.00
July 2005	4.68:1.00
August 2005	4.80:1.00
September 2005	4.75:1.00
October 2005	4.24:1.00
November 2005	3.30:1.00
December 2005	2.31:1.00
January 2006	2.31:1.00
February 2006	2.49:1.00
March 2006	2.82:1.00
April 2006	3.04:1.00
May 2006	3.22:1.00
June 2006	3.39:1.00
July 2006	3.84:1.00
August 2006	3.88:1.00
September 2006	3.68:1.00
October 2006	3.23:1.00
November 2006	2.37:1.00
December 2006	1.51:1.00
January 2007	1.54:1.00
February 2007	1.71:1.00
March 2007	2.03:1.00

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Fixed Charge Coverage Ratio
October 2004	0.94:1.00
November 2004	0.71:1.00
December 2004	0.57:1.00
January 2005	0.49:1.00
February 2005	0.47:1.00
March 2005	0.48:1.00
April 2005	0.50:1.00
May 2005	0.49:1.00
June 2005	0.48:1.00
July 2005	0.48:1.00
August 2005	0.48:1.00
September 2005	0.47:1.00
October 2005	0.49:1.00
November 2005	0.54:1.00
December 2005	0.60:1.00
January 2006	0.69:1.00
February 2006	0.76:1.00
March 2006	0.81:1.00
April 2006	0.85:1.00
May 2006	0.89:1.00
June 2006	0.94:1.00
July 2006	0.94:1.00
August 2006	0.96:1.00
September 2006	0.98:1.00
October 2006	1.02:1.00
November 2006	1.05:1.00
December 2006	1.07:1.00
January 2007	1.07:1.00
February 2007	1.08:1.00
March 2007	1.09:1.00

(c) Consolidated Trailing EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the applicable amount set forth below:

Fiscal Month End	Consolidated EBITDA
October 2004	$16,488,000
November 2004	$16,475,000
December 2004	$15,099,000
January 2005	$14,803,000
February 2005	$15,060,000
March 2005	$15,503,000
April 2005	$16,325,000
May 2005	$16,418,000
June 2005	$16,563,000
July 2005	$16,592,000
August 2005	$16,554,000
September 2005	$16,419,000
October 2005	$16,992,000
November 2005	$17,070,000
December 2005	$16,984,000
January 2006	$17,458,000
February 2006	$17,817,000
March 2006	$18,282,000
April 2006	$18,511,000
May 2006	$19,036,000
June 2006	$19,380,000
July 2006	$19,559,000
August 2006	$19,782,000
September 2006	$20,326,000
October 2006	$20,979,000
November 2006	$21,600,000
December 2006	$22,026,000
January 2007	$22,092,000
February 2007	$22,193,000
March 2007	$22,315,000

(d) Clean-up. The Borrower shall repay the outstanding principal amount of the Revolving B Loans in an amount sufficient to cause the aggregate principal amount of the Revolving B Loans outstanding on each of the dates set forth below to be less than the amount set forth below opposite such date:

Applicable Date	Outstanding Principal Amount of Revolving B Loans
January 4, 2005	$33,582,000
January 3, 2006	$45,144,000
January 3, 2007	$38,224,000

(e) Extended Maturity. In the event that the Final Maturity Date is extended pursuant to Section 2.09 hereof, the Agents and the Loan Parties hereby agree to negotiate, in good faith, an amendment to the foregoing financial covenants set forth in Sections 7.03(a), (b), (c) and (d) in order to insert the applicable covenant thresholds during the extension period.”

(b) Section 7.02(g) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (i) $16,500,000 for the Fiscal Year ending June 30, 2005 and (ii) $1,500,000 for any Fiscal Year thereafter.”

4. Lender’s Commitment Schedule. Schedule 1.01(A) of the Financing Agreement is hereby amended in its entirety to read as set forth on Annex I hereto.

5. Conditions to Effectiveness. This Amendment shall become effective on the later of (i) the date hereof and (ii) satisfaction in full, in a manner satisfactory to the Agents, of the following conditions precedent (such date, the “Second Amendment Effective Date”):

(a) Delivery of Documents. The Agents shall have received on or before the Second Amendment Effective Date, each of the following documents, in form and substance satisfactory to the Agents:

(i) counterparts to this Amendment signed by each of the Loan Parties, the Lenders and the Agents, and, unless indicated otherwise, dated the Second Amendment Effective Date;

(ii) a Deed of Trust, duly executed by Borrower with respect to the El Paso Plant;

(iii) a pro forma Title Insurance Policy with respect to the Deed of Trust on the El Paso Plant, dated as of the Second Amendment Effective Date;

(iv) a copy of an opinion of (A) Willkie Farr & Gallagher LLP, special counsel to the Borrower, as to such matters as the Agents may request, and (B) Gilbert, Coffey & Hobson, local Texas counsel to the Borrower, with respect to such matters pertaining to the Deed of Trust described in clause (ii) above as the Collateral Agent may reasonably request;

(v) a copy of the resolutions of the Borrower, certified as of the Second Amendment Effective Date by an authorized officer thereof, authorizing (A) the $10,000,000 increase in the Revolving B Credit Commitment and the incurrence of indebtedness in connection therewith and the transactions contemplated by the Loan Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by each such Person of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto to which such Person is a party, and the performance of the Financing Agreement, as amended;

(vi) a certificate of an authorized officer of the Borrower certifying as to the matters set forth in subsection (b) of this Section 5; and

(vii) such other agreements, instruments, approvals, opinions and other documents as any Agent may reasonably request from the Borrower.

(b) Representations and Warranties. The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Second Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

(d) Amendment Fee. (i) The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving A Loan Lenders, an amendment fee equal to $20,000, in immediately available funds, which shall be deemed fully earned on the Second Amendment Effective Date.

(ii) The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving B Loan Lenders, in accordance with their Pro Rata Shares, an amendment fee equal to $300,000, in immediately available funds, which shall be deemed fully earned on the Second Amendment Effective Date.

(e) Equity Investment. The Agents shall have received satisfactory evidence that DFA and/or one or more of its Affiliates shall have made a $10,000,000 cash equity investment, directly or indirectly, in the Parent, in exchange for shares of the Parent’s common stock, pursuant to documentation in form and substance reasonably acceptable to Agents.

(f) Preferred Stock Investment. The Agents shall have received satisfactory evidence that DFA and/or one or more of its Affiliates shall have made a $6,000,000 cash equity investment, directly or indirectly, in the Parent, in exchange for shares of the Parent’s series I non-voting preferred stock, pursuant to documentation in form and substance reasonably acceptable to Agents.

(g) El Paso Plant. The Agents shall have received a certified copy of the fully executed Asset Purchase Agreement, dated November 18, 2004 (the “Asset Purchase Agreement”), among DFA, Mid-Am Capital, L.L.C., the Parent and the Borrower, pursuant to which DFA shall sell the El Paso Plant and related assets to the Borrower, free and clear of all Liens (other than Permitted Liens), in exchange for the shares of the Parent’s capital stock described in paragraphs (e) and (f) of this Section 5, which agreement shall be in form and substance acceptable to Agents.

(h) Milk Supply Contract. The Agents shall have received a certified copy of the fully executed Milk Supply Contract between DFA and the Borrower, which contract shall be in form and substance reasonably acceptable to Agents.

6. Condition Subsequent. The obligation of any Agent or any Lender to continue to make Loans after the Second Amendment Effective Date is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default):

(a) within 30 days of the Second Amendment Effective Date (or such later date as Agents may agree in writing), the Borrower shall deliver to the Collateral Agent (i) an ALTA survey certified in favor of Collateral Agent with respect to the real property purchased by the Borrower under the Asset Purchase Agreement on which the El Paso Plant is situated and (ii) a final Title Insurance Policy, modifying or deleting the survey-related exceptions identified in the pro forma policy described in Section 5(a)(iii) hereof.

7. Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Second Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default has occurred, and is continuing as of the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings under the Financing Agreement, as amended hereby, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment, the Financing Agreement, as amended hereby and each

Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any other Loan Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties, which, in the case of this clause (iv), could reasonably expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment, the Financing Agreement, as amended hereby or any Loan Document to which it is or will be a party except for such of the foregoing that will have been made or obtained on or before the Second Amendment Effective Date and filings necessary to perfect security interests under the Loan Documents.

(e) Enforceability of Loan Documents. This Amendment, the Financing Agreement, as amended hereby and, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

8. Consents and Waivers. Notwithstanding anything to the contrary contained in any Loan Document, the Agents and the Lenders hereby consent to (a) the closure of the Borrower’s Facilities located in Wellsboro, Pennsylvania and Starkville, Mississippi, (b) the acquisition of the El Paso Plant in accordance with Section 5(g) hereof and (c) the Parent’s issuance of shares of its Capital Stock to DFA in accordance with Sections 5(e), (f) and (g) hereof. In addition, the Agents and the Lenders hereby agree that, notwithstanding anything to the contrary contained in the Financing Agreement, the Loan Parties shall not be required to prepay the Revolving B Loans in accordance with Section 2.05(c)(iv) of the Financing Agreement with any cash proceeds received by the Parent from the issuance of shares of its Capital Stock to DFA in accordance with Sections 5(e), (f) and (g) hereof. The Agents and Lenders further consent to the Borrower’s assumption of the Lease dated November 1, 2004, between Dairy Farmers of America, Inc. and Milk Transport Services, L.P., which lease demises a portion of the Land (as defined in the Deed of Trust with respect to the El Paso Plant) which is not utilized in the Borrower’s business.

9. Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to “the

Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

10. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) This Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

11. The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel to each Agent.

12. THE LOAN PARTIES, THE AGENTS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENTS OR THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

EAGLE FAMILY FOODS, INC.

By:	/s/ Craig Steinke
Name:	Craig Steinke
Title:	Chief Executive Officer and President

GUARANTOR:

EAGLE FAMILY FOODS HOLDINGS, INC.

By:	/s/ Craig Steinke
Name:	Craig Steinke
Title:	Chief Executive Officer and President

- i -

COLLATERAL AGENT AND LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

ADMINISTRATIVE AGENT AND LENDER:

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:	/s/ Laura Dixon
Name:	Laura Dixon
Title:	Assistant Vice President

- ii -

LENDERS:

ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns

By:	/s/ Dan Wolf
Name:	Dan Wolf
Title:	Senior Vice President

- iii -

OAK HILL SECURITIES FUND, L.P.

By:	Oak Hill Securities GenPar, L.P.
its General Partner

By:	Oak Hill Securities MGP, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OAK HILL SECURITIES FUND II, L.P.

By:	Oak Hill Securities GenPar II, L.P.
its General Partner

By:	Oak Hill Securities MGP II, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FUND, LP

By:	Oak Hill Credit Alpha GenPar, L.P.,
Its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
Its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FUND (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

- iv -

SCHEDULE 1.01(A) - LENDERS’ COMMITMENTS

Revolving A Credit Commitments

Lender	Revolving A Credit Commitment	Percentage of Revolving A Credit Commitment
	November 5, 2004 – Final Maturity Date
Congress Financial Corporation (Central)	$27,000,000	100%

Total	$27,000,000	100%

Revolving B Credit Commitments

Lender	Revolving B Credit Commitment		Percentage of Revolving B Credit Commitment
	January 1, 2005 – December 31, 2005	November 23, 2004 – December 31, 2004 and January 1, 2006 – Final Maturity Date
Fortress Credit Opportunities I LP	$25,772,733	$21,681,823	40.9091%
Ableco Finance LLC (together with its affiliate assigns)	$25,772,733	$21,681,823	40.9091%
Oak Hill Securities Fund, L.P.	$3,436,335	$2,890,885	5.4545%
Oak Hill Securities Fund II, L.P.	$6,872,733	$5,781,823	10.9091%
Oak Hill Credit Alpha Fund	$423,801	$356,531	0.6727%
Oak Hill Credit Alpha Fund (Offshore), Ltd.	$721,665	$607,115	01.1455%

TOTAL	$63,000,000	$53,000,000	100%